UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 6, 2007
NATIONAL INTERSTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)
3250 Interstate Drive
Richfield, Ohio 44286-9000
(Address of principal executive offices including Zip Code)
(330) 659-8900
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On September 6, 2007, National Interstate Corporation (the “Company”) and Alan R. Spachman (the “Selling Shareholder”) entered into an underwriting agreement (the “Agreement”) with KeyBanc Capital Markets Inc. (the “Underwriter”). Pursuant to the Agreement, the Selling Shareholder agreed to sell, and the Underwriter agreed to purchase, 600,000 of the Company’s common shares, par value $0.01 per share (the “Common Shares”). The price to the public is $30.00 per share. The offering is expected to close on September 12, 2007, subject to the conditions stated in the Agreement.
     The Common Shares offered by the Selling Shareholder will be sold pursuant to the Company’s effective shelf registration statement on Form S-3 (No. 333-132657). The Agreement is included as Exhibit 1.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
1.1	Underwriting Agreement, dated September 6, 2007, among National Interstate Corporation, Alan R. Spachman and KeyBanc Capital Markets Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation
By:	/s/ Julie A. McGraw
Julie A. McGraw
Vice President and Chief Financial Officer

Date: September 7, 2007